COMPANY CONTACT:
Cytogen Corporation
Stacy Shearer
Investor Relations
(609) 750-8289
sshearer@cytogen.com

              CYTOGEN REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

Company Also Announces Initiation of the National Bone Pain Management Registry,
                 a Major New Initiative Related to QUADRAMET(TM)

  QUADRAMET(TM) Research Collaboration with the Institute for Myeloma and Bone
                         Cancer Research Also Announced

PRINCETON, N.J., (NOVEMBER 3, 2004) -- Cytogen Corporation (Nasdaq: CYTO), a product-driven biopharmaceutical company, today reported its financial results for the third quarter and nine months ended September 30, 2004 and reaffirmed its recently revised 2004 full year financial guidance.

Total product revenues were $3.2 million for the quarter ended September 30, 2004 compared to $2.8 million for the same period in 2003. For the nine months ended September 30, 2004, product revenues were $10.7 million compared to $6.4 million for the same period in 2003.

Cytogen reported a net loss of $5.6 million, or $0.36 per basic and diluted share, for the quarter ended September 30, 2004 compared to a net loss of $910,000, or $0.08 per basic and diluted share, for the same period in 2003. For the nine months ended September 30, 2004, Cytogen reported a net loss of $14.3 million, or $0.99 per basic and diluted share, compared to $6.2 million, or $0.65 per basic and diluted share for the same period in 2003.

"We continue to build for the future through significant investments in our commercial infrastructure," said Michael D. Becker, Cytogen's President and Chief Executive Officer. "While I believe that the benefits of our recent activities in this area have not yet been fully reflected in our quarterly results, we are encouraged by both the rebound in QUADRAMET(TM) sales as evidenced by the nineteen percent increase over the second quarter of 2004 and the thirteen percent growth in year-to-date PROSTASCINT(R) sales over the same period of 2003, despite quarter-to-quarter variances that we believe principally resulted from changes in distributor buying patterns. Finally, we look forward to an eventful fourth quarter with publications and presentations anticipated at major medical conferences, such as the Radiological Society of North America annual meeting."

PRODUCT REVENUE
---------------

QUADRAMET

Sales of QUADRAMET (samarium Sm-153 lexidronam injection), a long-acting, non-opioid treatment for the relief of pain due to metastatic bone disease arising from prostate, breast, multiple myeloma and other types of cancer, were $1.9 million for the quarter ended September 30, 2004 compared to $1.2 million for the same period in 2003. For the nine months ended September 30, 2004, QUADRAMET sales were $5.4 million compared to $1.2 million for the same period in 2003.

Under a 1998 agreement, Berlex Laboratories had marketing rights for QUADRAMET in North and Latin America. Through July 31, 2003, Cytogen received and reported royalties on product sales made by Berlex.

Such royalty revenue from sales of QUADRAMET during the third quarter and nine months ended September 30, 2003 was $191,000 and $1.1 million, respectively. On August 1, 2003, Cytogen reacquired these marketing rights from Berlex in exchange for an upfront cash payment of $8.0 million and royalties based on future sales of QUADRAMET. At that time, Cytogen began recording product revenue from the sales of QUADRAMET.

                            QUADRAMET REVENUE SUMMARY
                                 ($ in millions)

                  2003     2003     2003     2003         2004     2004     2004
                   Q1       Q2       Q3       Q4           Q1       Q2       Q3
                  ----     ----     ----     ----         ----     ----     ----
Product Sales      n/a      n/a     $1.2     $1.6         $1.9     $1.6     $1.9
Royalties         $0.4     $0.5     $0.2      n/a          n/a      n/a      n/a
                  ----     ----     ----     ----         ----     ----     ----
TOTAL:            $0.4     $0.5     $1.4     $1.6         $1.9     $1.6     $1.9

PROSTASCINT

Sales of PROSTASCINT (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, the first and only commercial monoclonal antibody-based molecular imaging agent targeting prostate-specific membrane antigen, or PSMA, used to image the extent and spread of prostate cancer, were $1.3 million for the quarter ended September 30, 2004 compared to $1.5 million for the same period in 2003. For the nine months ended September 30, 2004, PROSTASCINT sales were $5.3 million compared to $4.7 million for the same period in 2003.

                           PROSTASCINT REVENUE SUMMARY
                                 ($ in millions)

                  2003     2003     2003     2003         2004     2004     2004
                   Q1       Q2       Q3       Q4           Q1       Q2       Q3
                  ----     ----     ----     ----         ----     ----     ----
Product Sales     $1.6     $1.6     $1.5     $1.8         $1.7     $2.3     $1.3

OTHER PRODUCT REVENUE
---------------------

Other product revenue, consisting of both brachytherapy products and NMP22(R) BLADDERCHEK(R) (nuclear matrix protein-22), a point-of-care, in vitro diagnostic test for bladder cancer developed by Matritech, Inc., were not significant in the third quarter or nine months ended September 30, 2004 compared to $116,000 and $479,000 in the third quarter and nine months ended September 30, 2003. As previously announced, Cytogen discontinued marketing brachytherapy products effective January 24, 2003. From November 2002 through December 31, 2003, Cytogen promoted NMP22 BLADDERCHEK primarily to urologists in the United States. After December 31, 2003, Cytogen has been selling NMP22 BLADDERCHEK exclusively to oncologists.

LICENSE AND CONTRACT REVENUE
----------------------------

License and contract revenue for the third quarter of 2004 was $29,000 compared to $2.5 million for the same period in 2003. For the nine months ended September 30, 2004, license and contract revenue was $72,000 compared to $2.8 million for the same period in 2003. License and contract revenue for the third quarter and nine months ended September 30, 2003 included the accelerated recognition of $1.9 million of previously deferred revenue as a result of the Company's termination of the 1998 license agreement for QUADRAMET with Berlex Laboratories in August 2003.

COSTS AND EXPENSES
------------------

Total operating expenses for the quarter ended September 30, 2004 were $8.9 million compared to $6.4 million for the same period in 2003. For the nine month period ended September 30, 2004, total operating expenses were $25.2 million compared to $17.1 million for the same period in 2003. Cost of product related revenues in 2004 primarily reflect QUADRAMET and PROSTASCINT manufacturing costs, royalties paid by Cytogen to Dow Chemical and Berlex Laboratories on the Company's sales of QUADRAMET, and the amortization of the up-front payment to Berlex to reacquire QUADRAMET. The year-over-year increase in selling, general and administrative expenses is primarily driven by an expansion of the Company's sales force and the implementation of new marketing initiatives for the Company's existing oncology products.

The 2004 and 2003 operating expenses also reflect costs associated with the PSMA Development Company LLC ("PDC"), a joint venture between Cytogen and Progenics Pharmaceuticals, Inc., for the development of in vivo immunotherapies targeting PSMA. Cytogen's share of the equity in the loss of PDC was $805,000 for the third quarter of 2004 compared to $714,000 for the same period in 2003. For the nine months ended September 30, 2004, Cytogen's share of the equity in the loss of PDC was $2.2 million compared to $2.7 million for the same period of 2003.

CASH POSITION
-------------

Cytogen's cash, cash equivalents and short-term investments balance as of September 30, 2004 was $40.5 million compared to $30.2 million as of December
31, 2003. In April 2004, the Company received net proceeds of approximately $24.0 million in connection with a registered direct offering of 2,570,000 shares of its common stock.

RECENT CORPORATE HIGHLIGHTS AND DEVELOPMENTS
--------------------------------------------

o Cytogen announced today the initiation of its National Bone Pain Management Registry, a major new initiative related to QUADRAMET. More than 50 oncology sites are expected to participate, with data regarding both the use of QUADRAMET and best practices in bone pain management to be collected from more than 500 patients. Results of this initiative are expected to be presented at key medical meetings following the conclusion of this program in mid-2005.
o Cytogen also announced today that the Company has entered into a research collaboration with the Institute for Myeloma & Bone Cancer Research wherein the parties will be investigating the use of QUADRAMET both alone and in combination with other active therapies for the treatment of multiple myeloma. The research will be led by James R. Berenson, M.D., the Institute's Medical and Scientific Director. Dr. Berenson has recently developed a murine model of human myeloma that is specifically designed for drug development studies. The objective of these studies is to evaluate the potential synergies between QUADRAMET and other agents used in the treatment of myeloma and such data should provide support for future clinical trials in this area.
o Cytogen and Advanced Magnetics, Inc. recently announced the submission and acceptance of a complete response to the approvable letter received from the U.S. Food and Drug Administration (FDA) for COMBIDEX. The submission was assigned a user fee goal date of March 30, 2005.

FINANCIAL OUTLOOK FOR 2004
--------------------------

The Company reaffirms its previously-issued revised financial guidance for 2004 as follows:

-- Reflecting only QUADRAMET and PROSTASCINT, Cytogen expects an increase in 2004 full year product revenue of approximately 45% to 50% over its 2003 product revenue of $9.8 million;

-- In 2004, Cytogen expects an average gross margin of approximately 35%, which reflects QUADRAMET and PROSTASCINT manufacturing costs and royalties to Dow Chemical and Berlex Laboratories; and

-- The previous full year 2004 guidance of $26.5 million to $27.2 million related specifically to the aggregate of selling, general and administrative, internal research and development, and joint venture research and development expenses remains unchanged as higher than expected selling and marketing expenses are currently expected to be offset by reduced research and development expenses.

The statements made in the foregoing paragraphs under the heading "Financial Outlook for 2004" are forward-looking statements, subject to the disclosure notice paragraph regarding forward-looking statements set forth below.

CONFERENCE CALL & WEBCAST INFORMATION
-------------------------------------

Cytogen will broadcast its quarterly investor conference call live over the Internet today, Wednesday, November 3, 2004 at 9:00 a.m. Eastern Standard Time. The dial-in number for the U.S. is 800-798-2884 and the pass code number is 22942299. The dial-in number for international callers is 617-614-6207 and the pass code number is 93522156. This event can also be accessed by going to Cytogen's Web site, www.cytogen.com, and clicking on Investor Relations. A link to the webcast is under the Calendar of Events header. The event will be archived and available for replay starting approximately one hour after the call and continuing for 7 days thereafter. The replay dial-in number for the U.S. is 888-286-8010 and the dial-in number for international callers is 617-801-6888. The replay pass code number is 90703411.

NOTE:
-----

QUADRAMET is indicated for the relief of pain in patients with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide bone scan. This press release describes clinical applications that differ from that reported in the QUADRAMET package insert.

PROSTASCINT is indicated as a diagnostic imaging agent in newly diagnosed patients with biopsy-proven prostate cancer, thought to be clinically localized after standard diagnostic evaluation and who are thought to be at high risk for pelvic lymph node metastases. PROSTASCINT is also indicated as a diagnostic imaging agent in post-prostatectomy patients with a rising PSA and a negative or equivocal standard metastatic evaluation in whom there is a high clinical suspicion of occult metastatic disease. This press release describes clinical applications and imaging performance that differs from that reported in the PROSTASCINT package insert.

A copy of the full prescribing information for QUADRAMET, PROSTASCINT, and NMP22 BLADDERCHEK may be obtained in the U.S. from Cytogen Corporation by calling toll free 800-833-3533 or by visiting the web site at www.cytogen.com, which is not part of this press release.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven biopharmaceutical company that develops and commercializes innovative molecules that can be used to build leading franchises across multiple markets. Cytogen's marketed products include QUADRAMET(TM) (samarium Sm-153 lexidronam injection), and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications. COMBIDEX, an investigational molecular imaging agent consisting of iron oxide nanoparticles, is currently being developed for use in conjunction with magnetic resonance imaging to aid in the differentiation of cancerous and non-cancerous lymph nodes, and is under review by the U.S. Food and Drug Administration. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN THIS PRESS RELEASE REGARDING OUR STRATEGY, FUTURE OPERATIONS, FINANCIAL POSITION, FUTURE REVENUES, PROJECTED COSTS, PROSPECTS, PLANS AND OBJECTIVES OF MANAGEMENT ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES AND INVESTORS ARE CAUTIONED NOT TO PUT ANY UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE CYTOGEN'S RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. IN PARTICULAR, CYTOGEN'S BUSINESS IS SUBJECT TO A NUMBER OF SIGNIFICANT RISKS, WHICH INCLUDE, BUT ARE NOT LIMITED TO: THE RISK OF OBTAINING THE NECESSARY REGULATORY APPROVALS; THE RISK OF WHETHER PRODUCTS RESULT FROM DEVELOPMENT ACTIVITIES; THE RISK OF SHIFTS IN THE REGULATORY ENVIRONMENT AFFECTING SALES OF CYTOGEN'S PRODUCTS SUCH AS THIRD-PARTY PAYOR REIMBURSEMENT ISSUES; THE RISK ASSOCIATED WITH CYTOGEN'S DEPENDENCE ON ITS PARTNERS FOR DEVELOPMENT OF CERTAIN PROJECTS, AS WELL AS OTHER FACTORS EXPRESSED FROM TIME TO TIME IN CYTOGEN'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). AS A RESULT, THIS PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH CYTOGEN'S PERIODIC FILINGS WITH THE SEC. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE MADE ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND CYTOGEN UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

                                       ###

                       CYTOGEN CORPORATION & SUBSIDIARIES

                (All amounts in thousands except per share data)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                              THREE MONTHS ENDED              NINE MONTHS ENDED
                                                 SEPTEMBER 30,                  SEPTEMBER  30,
                                             ---------------------          --------------------
                                                2004        2003              2004        2003
                                             ---------   ---------          ---------   --------
Product Revenues:
     QUADRAMET                               $  1,924    $  1,159           $  5,394    $  1,159
     PROSTASCINT                                1,308       1,519              5,347       4,738
     Others                                         -         116                  1         479
                                             --------    --------           --------    --------
          Total Product Revenue                 3,232       2,794             10,742       6,376

Royalty Revenue                                     -         191                  -       1,105
License and Contract Revenue *                     29       2,520                 72       2,827
                                             --------    --------           --------    --------
          Total Revenues                        3,261       5,505             10,814      10,308
                                             --------    --------           --------    --------

Operating Expenses:
     Cost of Product Related Revenue            2,188       2,154              6,983       3,964
     Selling, General and Administrative        5,343       2,780             14,148       8,146
     Research and Development                     608         753              1,953       2,283
     Equity in Loss of Joint Venture              805         714              2,156       2,680
                                             --------    --------           --------    --------
          Total Operating Expenses              8,944       6,401             25,240      17,073
                                             --------    --------           --------    --------

Interest Income (Expense), Net                     87         (14)               164         (48)
Income Tax Benefit                                  -           -                  -        (584)
                                             --------    --------           --------    --------
Net Loss                                     $ (5,596)   $   (910)          $(14,262)   $ (6,229)
                                             ========    ========           ========    ========

Basic and Diluted Net Loss Per Share         $  (0.36)   $  (0.08)          $  (0.99)   $  (0.65)
                                             ========    ========           ========    ========

Weighted Average Common Shares Outstanding     15,435      10,866             14,386       9,570
                                             ========    ========           ========    ========


* During the third quarter of 2003, the Company recorded $1.9 million in revenue related to the acceleration of previously deferred revenue as a result of the termination of the 1998 license agreement for QUADRAMET with Berlex Laboratories.


                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                 2004            2003
                                                           ---------------  --------------
Assets:
      Cash, Cash Equivalents and Short-Term Investments     $     40,518    $     30,215
      Accounts Receivable, Net                                     1,384           1,445
      Inventories                                                  2,029           1,887
      Property and Equipment, Net                                    606             595
      QUADRAMET License Fee, Net                                   7,198           7,720
      Other Assets                                                 2,114           1,833
                                                            ------------    ------------
              Total Assets                                  $     53,849    $     43,695
                                                            ============    ============

Liabilities and Stockholders' Equity:
      Accounts Payable and Accrued Liabilities              $      5,587    $      5,125
      Other Current Liabilities                                    2,320              76
      Long-Term Liabilities                                          150           2,454
      Stockholders' Equity                                        45,792          36,040
                                                            ------------    ------------
              Total Liabilities and Stockholders' Equity    $     53,849    $     43,695
                                                            ============    ============